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                                                                   Exhibit 10.69

                            Equity Transfer Agreement

                                  [Translation]

Transferor: Guangdong Nanfang Communications Group Co. Ltd (hereinafter Party A)
Domicile: No.138 North Guangzhou Avenue Guangzhou City
Legal Representative: Chen Guohan
Title: Chairman of Board of Directors
Nationality: China

Transferee: UTStarcom Inc. (hereinafter Party B)
Domicile: 1275 Harbor Bay Parkway, suite 100 Alameda, CA95402, U.S.A. Legal Representative: Hong Liang Lu
Title: Chairman of Board of Directors
Nationality: U.S.A.

Party A and Party B incorporated a Chinese-Foreign equity joint venture, Guangdong UTStarcom Communications Co. Ltd. (hereinafter referred to as Company) in 1995. Party A and Party B, in accordance with the Law of the P.R.China on Chinese-Foreign equity Joint Ventures and the Several Provisions on the Share Right Variation of Investors of Foreign-Invested Enterprises, under the principles of Equality and Free Will, Consultation and Consensus, Honesty and Good Faith and Compensation of Equal Value, conclude this equity transfer agreement:

[_]  The Amount of Equity to be transferred:

        1. Prior to the transfer, Party A contributes US$ 1,960,000.00 amounting to 49% of the Company's registered capital; Party B contributes US$ 2,040,000.00 amounting to 51% of the Company's registered capital.

        2. In light of the operation situation of the Company, Party A agrees to transfer to Party B all the equity of the Company held by Party A in accordance with this Agreement; Party B agrees to buy the said equity. Party B shall own 100% of the equity of the Company after the realization of the transfer.

        3. Neither the total investment amount nor the registered capital shall be changed.

[_]  Price of the Transferred Equity and the Payment Thereof

        1. Upon friendly consultation between Party A and Party B, Party A agrees to transfer 49% of the equity of the Company held by Party A at the price of 30,111,200.00 Yuan.

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           2.   Party B agrees to pay Party A the price of transferred equity in two times after the this Agreement goes into effect:

                Before December 31/st/, 2001, 50% of the Price of transferred equity shall be paid, i.e. 15,000,000.00 Yuan.

                Before January 31, 2002, the balance of 50% of the Price of transferred equity shall be paid, i.e., 15,111,200.00 Yuan.

[_].  The Rights and Obligations of Both Parties After the Transfer:

           1. The Company shall be run solely by Party B. Party B enjoys the shareholder's rights and bears the shareholder's obligations, while Party A will no longer participate in the running of the Company, nor enjoy the shareholder's rights.

           2. The Company's all property, creditor's rights and debts shall be undertaken by Party B, thus they have nothing to do with Party A.

           3. All the contracts entered into in the name of the Company shall continue to be effective; Party B shall make no rescission of these contracts for any reasons unless Party B may rescind the contracts upon the agreement thereon of both parties concerned.

           4. Party A shall cooperate with Party B to complete all the transfer procedures; where special circumstances make it impossible to transfer, Party A shall promptly refund all the price of transfer to Party B.

[_]   Default

Both Party A and Party B shall perform this agreement after it goes into effect; where either party breaches the agreement, the defaulting party shall bear the corresponding liabilities for breach of contract.

[_].  Guarantee

           1. Party A guarantees that the equity transferred to Party B in accordance with the stipulations hereof are held legally by Party A in the Company and that Party A has completely effective right to dispose of the said equity and that no third party shall make claims thereof to Party B.

           2. Party A guarantees that the approval has been obtained from the competent authority and valid authorization has been acquired according to the relevant provisions of laws and regulations.

           3. Party B guarantees that the necessary authorization has been obtained for the conclusion hereof.

           4. Party B guarantees to pay Party A the price of the transferred equity according hereto.

[_].  Dispute Settlement

Party A and Party B shall by friendly consultation resolve the disputes concerning the validity, performance, default, rescission, indemnity and so on hereof. Where the disputes fail to be resolved within ninety days after the disputes occur, both Parties agree to submit the disputes to the arbitration of Guangzhou City Arbitration Committee and the arbitration shall be conducted in Guangzhou in accordance with the arbitration procedures of the said Committee. The arbitral awards shall be final and binding upon both Parties. During the arbitration, the other clauses hereof shall continue to be performed except the disputed parts hereof.

[_].  Application of Law

This equity transfer agreement shall be governed by the laws and regulations of the P.R.China.

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[_]. This Agreement shall be executed only after it is signed and sealed by the representatives authorized by both Parties; it shall be valid after it is ratified by the original ratifying authority. This Agreement has six copies of originals; Party A and Party B shall hold one copy respectively and the other copies shall be presented to the departments concerned for approval or records. All these copies shall be equally effective at law.

Transferor:                                         Transferee:

Guangdong South Communications Group Co.            Utstarcom.Inc.

Representative:                                     Representative:

Date: December 18, 2001                             Date: December 18, 2001

Place of Signature: Guangzhou City, China.

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                            Translation Certification
                            -------------------------

     I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.

Dated: February 5, 2002

                                            By: /s/ Michael J. Sophie
                                                ---------------------------
                                                Michael J. Sophie
                                                Chief Financial Officer